  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2020 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River Road, Suite 106

Corona, California 92880

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	ADOM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2020, ADOMANI, Inc. (the “Company”) received $150,000 in loan funding from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”). The EIDL is evidenced by a promissory note, dated May 17, 2020 (the “Note”) in the original principal amount of $150,000 with the SBA, the lender.

Under the terms of the Note, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of the Note is thirty years, though it may be payable sooner upon an event of default under the Note. Under the Note, the Company will be obligated to make equal monthly payments of principal and interest beginning on May 17, 2021 through the maturity date of May 17, 2051. The Note may be prepaid in part or in full, at any time, without penalty.

The Note provides for certain customary events of default, including: (i) a failure to make a payment when due under the Note; (ii) a failure to comply with any provision of the Note, the related Loan Authorization and Agreement, or other documents related to the EIDL signed by the Company or anyone who pledges collateral; (iii) a default on any other SBA loan; (iv) a sale or transfer of, or failure to preserve or account to SBA’s satisfaction for, any of the collateral or its proceeds; (v) a failure of the Company or anyone acting on its behalf to disclose any material fact to SBA; (vi) the making of a materially false or misleading representation to SBA by the Company or anyone acting on their behalf; (vii) a default on any loan or agreement with another creditor, if SBA believes the default may materially affect the Company’s ability to pay the Note; (viii) a failure to pay any taxes when due; (ix) if the Company becomes the subject of a proceeding under any bankruptcy or insolvency law; (x) if a receiver or liquidator is appointed for any part of the Company’s business or property; (xi) the making of an assignment for the benefit of creditors; (xii) has any adverse change in financial condition or business operation that SBA believes may materially affect the Company’s ability to pay the Note; (xiii) effects any reorganization, merger, consolidation, or other transaction changing ownership or business structure without SBA’s prior written consent; or (xiv) becomes the subject of a civil or criminal action that SBA believes may materially affect the Company’s ability to pay the Note.

Upon the occurrence of an event of default, the SBA has customary remedies and may, among other things: (i) require immediate payment of all amounts owed under the Note; (ii) collect all amounts owing from the Company; (iii) file suit and obtain judgment against the Company; (iv) take possession of any collateral; or (v) sell, lease, or otherwise dispose of, any collateral at public or private sale, with or without advertisement.

The foregoing description of the Note does not purport to be complete is qualified in its entirety by reference to the full text of the Note, a copy of which will be filed as an exhibit to the Company’s quarterly report for the quarterly period ending June 30, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: May 21, 2020	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer